Exhibit 99.1

FOR IMMEDIATE RELEASE

SACHEM CAPITAL CORP. ANNOUNCES OFFERING OF PREFERRED STOCK

Branford, Connecticut, June 23, 2021 -- Sachem Capital Corp. (NYSE American: SACH) today announced that it has commenced an underwritten public offering of its Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”). The terms of the offering, including the number of shares to be offered and sold and the dividend rate are to be determined by negotiations between the Company and the underwriters. The Series A Preferred Stock has a private credit rating of ‘BBB’ from Egan-Jones Ratings Company, an independent unaffiliated rating agency. In addition, the Company plans to grant the underwriters a 30-day option to purchase additional shares of Series A Preferred Stock on the same terms and conditions to cover overallotments, if any.

The Series A Preferred Stock is expected to be listed on the NYSE American and to trade thereon within 30 days of initial issuance.

Ladenburg Thalmann & Co. Inc., Janney Montgomery Scott LLC and William Blair & Company, LLC are acting as joint book-running managers for the offering. Aegis Capital Corp. is acting as co-manager for the offering.

Investors should consider the Company’s investment objectives, risks, charges and expenses carefully before investing. The preliminary prospectus supplement, dated June 23, 2021, and the accompanying base prospectus, dated June 17, 2021 (collectively, the “Prospectus”), which have been filed with the Securities and Exchange Commission (“SEC”), contain this and other information about the Company and should be read carefully before investing. The information in the Prospectus and this press release is not complete and may be changed. The Prospectus and this press release are not offers to sell these securities and are not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

A shelf registration statement relating to these securities is on file with and has been declared effective by the SEC. The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained in the following ways: by writing Ladenburg Thalmann & Co. Inc. at 640 Fifth Avenue, 4th Floor, New York, New York 10019, by calling toll-free 1-800-573-2541 or by sending an e-mail to: prospectus@ladenburg.com; by writing Janney Montgomery Scott LLC at 1717 Arch Street Philadelphia, PA 19103, by calling toll-free 1-800-526-6397 or by sending an e-mail to: prospectus@janney.com; or by writing William Blair & Company, L.L.C. at 150 North Riverside Plaza, Chicago, Illinois 60606, by calling toll-free 1-800-621-0687 or by emailing prospectus@williamblair.com.. Copies may also be obtained for free by visiting EDGAR on the SEC’s website at http://www.sec.gov.

Egan-Jones Ratings Company is a nationally recognized statistical rating organization (NRSRO) and is recognized by the National Association of Insurance Commissioners (NAIC) as a Credit Rating Provider (CRP). Egan-Jones is also certified by the European Securities and Markets Authority (ESMA). A security rating is not a recommendation to buy, sell or hold securities, and any such rating may be subject to revision or withdrawal at any time by the applicable rating agency.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, non-banking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2020 filed with the U.S. Securities and Exchange Commission on March 31, 2021. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

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